UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Select Medical Holdings Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

4714 Gettysburg Road

Mechanicsburg, Pennsylvania 17055

Phone: (717) 972-1100

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 28, 2020

The following notice relates to the proxy statement (the “Proxy Statement”) of Select Medical Holdings Corporation (the “Company”), dated March 4, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 20, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

4714 Gettysburg Road

Mechanicsburg, Pennsylvania 17055

Phone: (717) 972-1100

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2020

IN VIRTUAL FORMAT ONLY

To Our Stockholders:

As previously announced on March 31, 2020, due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, the Annual Meeting of Stockholders of Select Medical Holdings Corporation (the “Company”) will be held in a virtual meeting format only. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 11:00 a.m., EDT.

As described in the proxy materials for the Annual Meeting previously distributed, only stockholders who owned stock of record at the close of business on March 2, 2020 can vote at the Annual Meeting or any adjournments that may take place. You may attend the Annual Meeting exclusively by visiting the following link: http://www.meetingcenter.io/225455020. To be admitted to the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received and a password. The password for the meeting is SEM2020. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your SEM holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 11:59 p.m., EDT, on April 27, 2020. You will receive a confirmation email from Computershare of your registration.

Requests for registration should be made by forwarding an email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com.

If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to vote your shares or ask questions at the Annual Meeting.

By Order of the Board of Directors,

/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

April 20, 2020

The Annual Meeting on April 28, 2020 at 11:00 a.m. EDT is available at http://www.meetingcenter.io/225455020. The proxy statement and Annual Report are available at www.envisionreports.com/SEM.